EMPLOYMENT AGREEMENT
                            (Nicolaas Van den Brekel)

     This EMPLOYMENT AGREEMENT between Sequiam, Inc. and Nicolaas Van den Brekel (this "Agreement") is made effective as of the 1st day of March, 2002 (the "Effective Date") by and between NICOLAAS VAN DEN BREKEL, an individual ("Employee"), and SEQUIAM, INC., a Delaware corporation (the "Corporation"), with reference to the following recitals:

     A.     The  Corporation  was  formed  on  January  23,  2001.

     B. Employee has acted as the Corporation's Chief Executive Officer since the inception of the Corporation pursuant to an oral agreement between Employee and the Corporation.

     C. Employee and the Corporation are parties to that certain Agreement and Plan of Merger, dated as of March 1, 2002 (the "Merger Agreement"), pursuant to which Employee has agreed to continue to serve as the Corporation's Chief Executive Officer and the Corporation has agreed to continue to hire Employee as such, pursuant to the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, the Merger Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employee and the Corporation hereby agree as follows:

     1.     Employment.  The  Corporation hereby affirms, renews and extends the
            ----------
employment of Employee as the Corporation's Chief Executive Officer, and Employee hereby affirms, renews and accepts such employment by the Corporation, for the "Term" (as defined in Section 3 below), upon the terms and conditions set forth herein.

     2.     Duties.  During  the  Term, the Employee shall serve the Corporation
            ------
faithfully, diligently and to the best of his ability, under the direction of the Board of Directors of the Corporation. The Employee shall render such services during the Term at the Corporation's principal place of business, as the Corporation may from time to time reasonably require of him, and shall devote all of his business time to the performance thereof. Employee shall have those duties and powers as generally pertain to the office of Chief Executive Officer, subject to the control of the Board of Directors. The precise services and duties that the Employee is obligated to perform hereunder may from time to time be changed, amended, extended or curtailed by the Board of Directors of the Corporation.

     3.     Term.  The  "Term" of this Agreement shall commence on the Effective
            ----
Date and continue thereafter for a term of two (2) years, as may be extended or earlier terminated pursuant to the terms and conditions of this Agreement. The Term of this Agreement shall automatically renew for successive one (1) year periods unless, within sixty (60) days of the expiration of the then existing Term, the Corporation or Employee provides written notice to the other party that it elects not to renew the Term. Upon delivery of such notice, this Agreement shall continue until expiration of the Term, whereupon this Agreement shall terminate and neither party shall have any further obligation thereafter arising under this Agreement, except as explicitly set forth herein to the contrary.

     4.     Compensation.
            ------------

          4.1     Salary.  The  Corporation  shall  pay  to  Employee an minimum
                  ------
annual salary of one hundred and fifty thousand Dollars ($150,000), payable in equal installments at the end of such regular payroll accounting periods as are established by the Corporation, or in such other installments upon which the parties hereto shall mutually agree. In addition, the Corporation may adjust the salary from time to time, and award bonuses in cash, stock or stock options or other property and services.

          4.2     Benefits.  During  the  Term,  Employee  shall  be entitled to
                  --------
participate in all medical and other employee benefit plans, including vacation, sick leave, retirement accounts, profit sharing, stock option plans, stock appreciation rights, and other employee benefits, provided by the Corporation to employees similarly situated.

          4.3     Expense  Reimbursement.  The  Corporation  shall  reimburse
                  ----------------------
Employee for reasonable and necessary expenses incurred by him on behalf of the Corporation in the performance of his duties hereunder during the Term, provided that such expenses are adequately documented in accordance with the Corporation's then customary policies.

     5.     Other Employment.  Employee shall devote as much of his business and
            ----------------
professional time and effort, attention, knowledge, and skill to the management, supervision and direction of the Corporation's business and affairs as is necessary to ensure the success of the Corporation as determined solely by Employee. Employee may, during the term hereof, be interested directly or indirectly, in any manner, as partner, officer, director, stockholder, advisor, employee or in any other capacity in any other business; and nothing herein contained shall prevent or limit the right of Employee to invest any of his surplus funds in the capital stock or other securities of any corporation, company or limited partnership, or whose stock or securities are publicly owned or are regularly traded on any public exchange; nor shall anything herein contained prevent Employee from investing or limit Employee's right to invest his surplus funds in real estate; nor shall anything herein contained prevent Employee from serving in a volunteer capacity as officer, director, or advisor for professional organizations with which he is affiliated.

      6.    Indemnification.
            ---------------

          6.1     Third  Party  Actions.  The  Corporation  hereby  indemnifies
                  ---------------------
Employee in the event that Employee is a party, or is threatened to be made a party, to any proceeding (other than an proceeding by or in the right of the Corporation to procure a judgment in the Corporation's favor) by reason of Employee's status as an officer, director, agent or employee of the Corporation,


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
against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with such proceeding if Employee acted in good faith and in a manner that Employee reasonably believed to be in the Corporation's best interests and, in the case of a criminal proceeding, Employee had no reasonable cause to believe Employee's conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create any presumption that (a) Employee did not act in good faith or in a manner which Employee reasonably believed to be in the Corporation's best interests or (b) Employee had no reasonable cause to believe that Employee's conduct was unlawful.

          6.2     Actions  By  the  Corporation.  The  Corporation  hereby
                  -----------------------------
indemnifies Employee in the event that Employee was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action by or in the right of the Corporation to procure a judgment in the Corporation's favor by reason of Employee's status as an officer, director, agent or employee of the Corporation, against expenses actually and reasonably incurred by Employee in connection with the defense or settlement of that action, if Employee acted in good faith and in a manner Employee believed to be in the best interests of the Corporation and the Corporation's shareholders. No indemnification shall be made under this Section 6.2 with respect to any claim, issue, or matter on which Employee has been adjudged to be liable to the Corporation in the performance of Employee's duty to the Corporation and/ or the Corporation's shareholders, unless and only to the extent that the court in which such proceeding is or was pending shall determine on application that, in view of all the circumstances of the case, Employee is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine.

          6.3     Successful  Defense  By Employee.  To the extent that Employee
                  --------------------------------
has been successful on the merits in defense of any proceeding referred to in Sections 6.1 or 6.2, or in defense of any claim, issue, or matter therein, the Corporation shall indemnify Employee against expenses actually and reasonably incurred by Employee in connection therewith.

          6.4     Required  Approval.  Except for the indemnifications expressly
                  ------------------
authorized by Sections 6.1, 6.2 and 6.3, any indemnification of Employee by the Corporation shall be made only if authorized in the specific case, after a determination that indemnification of Employee is proper in the circumstances by one of the following:

               6.4.1 A majority vote of a quorum consisting of directors who are not parties to such proceeding;

               6.4.2 Independent legal counsel in a written opinion if a quorum of directors who are not parties to such a proceeding is not available;

               6.4.3 Either (a) the affirmative vote of a majority of shares in the Corporation entitled to vote represented at a duly held meeting at which a quorum is present; or (b) the written consent of holders of a majority of the


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
outstanding  shares entitled to vote; provided however that for purposes of this
Section 6.4.3, the shares owned by Employee shall not be considered outstanding or entitled to vote thereon); or

               6.4.4 The court in which the proceeding is or was pending, on application made by the Corporation, Employee or any attorney or other person rendering services in connection with the defense, whether or not such application is opposed by the Corporation.

          6.5     Advances.  Expenses incurred in defending any proceeding shall
                  --------
be advanced by the Corporation before the final disposition of such proceeding upon receipt of an undertaking by or on behalf of Employee to repay such amounts if it shall be determined ultimately that Employee is not entitled to be indemnified as authorized in this Section 7.

          6.6     Other  Contractual  Rights.  The  indemnification  provided by
                  --------------------------
this Section 6 shall be deemed cumulative, and not exclusive, of any other rights to which Employee may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. Nothing in this section shall affect any right to indemnification to which Employee may be entitled by contract or otherwise.

          6.7     Limitations.  No  indemnification  or  advance  shall  be made
                  -----------
under this Section 6, except as provided in Sections 6.4.3 or 6.4.4, in any circumstance if it appears that it would be inconsistent with (a) an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or (b) any condition expressly imposed by a court in approving settlement.

          6.8     Insurance.  To the extent available at commercially reasonable
                  ---------
rates and limits, the Corporation shall purchase and maintain insurance on behalf of Employee insuring against any liability asserted against or incurred by Employee in that capacity or arising out of Employee's status as such, whether or not the Corporation has the power to indemnify Employee against that liability under the provisions of this Section 6.

          6.9     Survival.  The rights provided by this Section 6 shall survive
                  --------
the expiration or earlier termination of this Agreement pursuant hereto and shall inure to the benefit of Employee' heirs, executors, and administrators.

          6.10     Amendment.  Any  amendment,  repeal,  or  modification of the
                   ---------
Corporation's articles or bylaws shall not adversely affect Employee's right or protection existing at the time of such amendment, repeal, or modification.

          6.11     Settlements.  The  Corporation  shall  not  be  liable  to
                   -----------
indemnify Employee under this Section 6 for (i) any amounts paid in settlement of any action or claim effected without the Corporation's written consent, which


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
consent shall not be unreasonably withheld, or (ii) any judicial award, if the Corporation was not given a reasonable and timely opportunity to participate, at the Corporation's expense, in the defense of such action.

          6.12     Subrogation.  In  the  event of payment under this Section 6,
                   -----------
the Corporation shall be subrogated to the extent of such payment to all Employee's rights of recovery; and Employee shall execute all papers required and shall do everything necessary or appropriate to secure such rights, including the execution of any documents necessary or appropriate to the Corporation effectively bringing suit to enforce such rights.

          6.13     No  Duplication  Of  Payments.  The  Corporation shall not be
                   -----------------------------
liable under this Section 6 to make any payment in connection with any claim made against Employee to the extent Employee has otherwise actually received payment, whether under a policy of insurance, agreement, vote, or otherwise, of any amount which is otherwise subject to indemnification under this Section 6.

          6.14     Proceedings And Expenses. For the purposes of this Section 6,
                   ------------------------
"proceeding" means any threatened, pending, or completed action or proceeding, whether civil, criminal, administrative, or investigative; and "expenses" includes, without limitation, attorney fees and any expenses of establishing a right to indemnification under this Section 6.

     7.     Confidential  Information/  Inventions.
            --------------------------------------

          7.1 Employee shall not, in any manner, for any reasons, either directly or indirectly, divulge or communicate to any person, firm or corporation, any confidential information concerning any matters not generally known in the document management software industry or otherwise made public by the Corporation which affects or relates to the Corporation's business, finances, marketing and/ or operations, research, development, inventions, products, designs, plans, procedures, or other data (collectively, "Confidential Information") except in the ordinary course of business or as required by applicable law. Without regard to whether any item of Confidential Information is deemed or considered confidential, material, or important, the parties hereto stipulate that as between them, to the extent such item is not generally known in the property casualty insurance industries, such item is important, material, and confidential and affects the successful conduct of the Corporation's business and good will, and that any breach of the terms of this Section 7.1 shall be a material and incurable breach of this Agreement.

          7.2 Employee further agrees that all documents and materials furnished to Employee by the Corporation and relating to the Corporation's business or prospective business are and shall remain the exclusive property of the Corporation as the case may be. Employee shall deliver all such documents and materials to the Corporation upon demand therefor and in any event upon expiration or earlier termination of this Agreement. Any payment of sums due


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
and owing to Employee by the Corporation upon such expiration or earlier termination shall be conditioned upon returning all such documents and materials, and Employee expressly authorizes the Corporation to withhold any payments due and owing pending return of such documents and materials.

          7.3 All ideas, inventions, and other developments or improvements conceived or reduced to practice by Employee, alone or with others, during the term of this Agreement, whether or not during working hours, that are within the scope of the business of the Corporation or that relate to or result from any of the Corporation's work or projects or the services provided by Employee to the Corporation pursuant to this Agreement, shall be the exclusive property of the Corporation. Employee agrees to assist the Corporation during the term, at the Corporation's expense, to obtain patents and copyrights on any such ideas, inventions, writings, and other developments, and agrees to execute all documents necessary to obtain such patents and copyrights in the name of the Corporation.

     8.     Covenant Not to Compete.  Except as expressly permitted in Section 5
            -----------------------
above, during the term of this Agreement, Employee shall not engage in any of the following competitive activities: (a) engaging directly or indirectly in any business or activity substantially similar to any business or activity engaged in (or proposed to be engaged in) by the Corporation; (b) engaging directly or indirectly in any business or activity competitive with any business or activity engaged in (or proposed to be engaged in) by the Corporation; (c) soliciting or taking away any employee, agent, representative, contractor, supplier, vendor, customer, franchisee, lender or investor of the Corporation, or attempting to so solicit or take away; (d) interfering with any contractual or other relationship between the Corporation and any employee, agent, representative, contractor, supplier, vendor, customer, franchisee, lender or investor; or (e) using, for the benefit of any person or entity other than the Corporation, any Confidential Information of the Corporation. The foregoing covenant prohibiting competitive activities shall survive the termination of this Agreement and shall extend, and shall remain enforceable against Employee, for the period of one (1) year following the date this Agreement is terminated. In addition, during the two-year period following such expiration or earlier termination, Employee shall not make or permit the making of any negative statement of any kind concerning the Corporation.

     9.     Survival.  Employee  agrees  that the provisions of Sections 7 and 8
            --------
shall survive expiration or earlier termination of this Agreement for any reasons, whether voluntary or involuntary, with or without cause, and shall remain in full force and effect thereafter.

     10.     Injunctive  Relief.  Employee  acknowledges  and  agrees  that  the
             ------------------
covenants and obligations of Employee set forth in Sections 7 and 8 with respect to non-competition, non-solicitation, confidentiality and the Corporation's property relate to special, unique and extraordinary matters and that a violation of any of the terms of such covenants and obligations will cause the Corporation irreparable injury for which adequate remedies are not available at law. Therefore, Employee agrees that the Corporation shall be entitled to an injunction, restraining order or such other equitable relief (without the requirement to post bond) as a court of competent jurisdiction may deem


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
necessary or appropriate to restrain Employee from committing any violation of the covenants and obligations referred to in this Section 10. These injunctive remedies are cumulative and in addition to any other rights and remedies the Corporation may have at law or in equity.

     11.     Termination
             -----------

          11.1     Termination  by  Employee.  Employee  may  terminate  this
                   -------------------------
Agreement without cause at any time and for any reason upon thirty (30) days notice to the Corporation. Employee may immediately terminate this Agreement for cause at any time by written notice to the Corporation. For purposes of this Agreement, the term "cause" for termination by Employee shall be (a) a material breach by the Corporation of any material covenant or obligation hereunder; or (b) the voluntary or involuntary dissolution of the Corporation. The written notice given hereunder by Employee to the Corporation shall specify in reasonable detail the cause for termination, and, in the case of the cause described in (a) above, such termination notice shall not be effective until thirty (30) days after the Corporation's receipt of such notice, during which time the Corporation shall have the right to respond to Employee's notice and cure the breach or other event giving rise to the termination.

          11.2     Termination  by  the  Corporation.  The  Corporation  may
                   ---------------------------------
terminate its employment of Employee under this Agreement without cause at any time and for any reason upon thirty (30) days notice to Employee. The Corporation may terminate its employment of Employee under this Agreement for cause at any time by written notice to Employee. For purposes of this Agreement, the term "cause" for termination by the Corporation shall be (a) a conviction of or plea of guilty or nolo contendere by Employee to a felony; (b) the consistent refusal by Employee to perform his material duties and obligations hereunder; or (c) Employee's willful and intentional misconduct in the performance of his material duties and obligations. The written notice given hereunder by the Corporation to Employee shall specify in reasonable detail the cause for termination. In the case of a termination for the cause described in (a) above, such termination shall be effective upon receipt of the written notice. In the case of the causes described in (b) and (c) above, such termination notice shall not be effective until thirty (30) days after Employee's receipt of such notice, during which time Employee shall have the right to respond to the Corporation's notice and cure the breach or other event giving rise to the termination.

          11.3     Severance.  Upon  a  termination  of  this  Agreement without
                   ---------
cause by Employee or with cause by the Corporation, the Corporation shall immediately pay to Employee all accrued and unpaid compensation as of the date of such termination. Upon a termination of this Agreement with cause by Employee or without cause by the Corporation, the Corporation shall immediately pay to Employee all accrued and unpaid compensation as of the date of such termination and the "Severance Payment." The "Severance Payment" shall equal the total amount of salary payable to Employee under Section 4.1 of this Agreement from the date of such termination until the end of the term of this Agreement (prorated for any partial month), but in no event less than one year's salary payable under Section 4.1 hereof. The accrued compensation due and


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
payable at termination together with any Severance Payment due hereunder shall bear interest at the lesser of eight percent (8%) per annum or the maximum rate permitted by law until such amounts are paid in full.

     12.     Termination  Upon  Death.  If Employee dies during the term of this
             ------------------------
Agreement, this Agreement shall terminate, except that Employee's legal representatives shall be entitled to receive any earned but unpaid compensation due hereunder.

     13.     Termination  Upon  Disability.  If,  during  the  term  of  this
             -----------------------------
             Agreement, Employee suffers and continues to suffer from a "Disability" (as defined below), then the Corporation may terminate this Agreement by delivering to Employee sixty (60) calendar days prior written notice of termination based on such Disability, setting forth with specificity the nature of such Disability and the determination of Disability by the Corporation. For the purposes of this Agreement, "Disability" means Employee's inability, with reasonable accommodation, to substantially perform Employee's duties, services and obligations under this Agreement due to physical or mental illness or other disability for a continuous, uninterrupted period of ninety (90) calendar days.

     14.     Change  In  Control.  In  the event that a change in control of the
             -------------------
Company occurs without the prior approval of the then existing Board of Board of Directors, whether by proxy contest, or as the result of a tender offer made without the approval of the then existing Board of Board of Directors, or by any other means, then this contract shall be deemed terminated and the following termination compensation will be immediately due and payable to Employee.

          14.1     Lump  Sum Cash Payment.  Ten million dollars ($10,000,000) is
                   ----------------------
due  and  payable  thirty  days  following  the  termination  of  this contract.

          14.2     Annual Payments.  Two million dollars ($2,000,000) is due and
                   ---------------
payable on the anniversary of the termination date of this contract for each of the five years subsequent to the termination date of this contract.

     15.     Personnel  Policies, Conditions, And Benefits.  Except as otherwise
             ---------------------------------------------
provided herein, Employee's employment shall be subject to the personnel policies and benefit plans which apply generally to the Corporation's employees as the same may be interpreted, adopted, revised or deleted from time to time, during the term of this Agreement, by the Corporation in its sole discretion.
During  the  term  hereof,  Employee  shall  receive  the  following:

          15.1     Term Life Insurance.  In addition to Employee's participation
                   -------------------
in any life insurance plan or plans available to all employees of the Corporation, the Corporation shall provide Employee with term life insurance in the amount of One Million Dollars ($1,000,000.00) if available at standard rates or, in the alternative, term life insurance in such lesser amount as the standard, unrated premium for coverage of $1,000,000.00 will purchase.


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
          15.2     Vacation.  Employee shall be entitled to vacation during each
                   --------
year of the term at the rate of five (5) weeks per year; provided that no vacation shall accrue from year to year during the term.

     16.     Beneficiaries  of  Agreement.  This  Agreement  shall  inure to the
             ----------------------------
benefit of the Corporation and any affiliates, successors, assigns, parent corporations, subsidiaries, and/or purchasers of the Corporation as they now or shall exist while this Agreement is in effect.

     17.     No  Waiver.  No  failure by either party to declare a default based
             ----------
on any breach by the other party of any obligation under this Agreement, or failure of such party to act quickly with regard thereto, shall be considered to be a waiver of any such obligation, or of any future breach.

     18.     Modification.  No  waiver  or  modification of this Agreement or of
             ------------
any covenant, condition, or limitation herein contained shall be valid unless in writing and duly executed by the parties to be charged therewith.

     19.     Choice  Of  Law/Jurisdiction.  This  Agreement shall be governed by
             ----------------------------
and construed in accordance with the laws of the State of Florida, without regard to any conflict-of-laws principles. The Company and Employee hereby consent to personal jurisdiction before all courts in the County of Orange, State of Florida, and hereby acknowledge and agree that Orange County, Florida is and shall be the most proper forum to bring a complaint before a court of law.

     20.     Entire  Agreement.  This  Agreement  embodies  the  whole agreement
             -----------------
between the parties hereto and there are no inducements, promises, terms, conditions, or obligations made or entered into by the Corporation or Employee other than contained herein.

     21.     Severability.  All  agreements  and  covenants contained herein are
             ------------
severable, and in the event any of them, with the exception of those contained in Sections 1 and 4 hereof, shall be held to be invalid by any competent court, this Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein.

     22.     Headings.  The headings contained herein are for the convenience of
             --------
reference  and  are  not  to  be  used  in  interpreting  this  Agreement.

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.

the  "CORPORATION"

SEQUIAM,  INC.,  a  Delaware  corporation

By:  /s/  Nicolaas  Van  den  Brekel
   -------------------------------------------
   Nicolaas Van den Brekel, Chairman and CEO


By:  /s/  Mark  L.  Mroczkowski
   -------------------------------------------
   Mark L. Mroczkowski, Secretary and CFO

 "EMPLOYEE"


 /s/  Nicolaas  Van  den  Brekel
--------------------------------
NICOLAAS VAN DEN BREKEL, an individual